UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2005

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, NY	10017

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In its proxy statement dated April 4, 2005 (Proxy Statement), JPMorgan Chase & Co. (JPMC) submitted to its shareholders a proposed 2005 Long-Term Incentive Plan (the Plan) that would authorize 300 million shares of Common Stock to be available for issuance as awards (the Authorized Amount) during the period ending May 16, 2010 (the Plan Term), subject to awards that may be made under the Plan that do not count against the Authorized Amount, as detailed in Section 3(b) of the Plan. The Plan would be administered by the Compensation & Management Development Committee of the Board of Directors, which has discretion to specify the terms and conditions of awards.

Subject to shareholder approval of the Plan as contained in the Proxy Statement, it is management’s intent to recommend to the Board and the Compensation & Management Development Committee thereof that:

1.	During the Plan Term, the Plan be administered so that not more than 275 million shares are awarded under the Authorized Amount, the equivalent of an authorization of approximately 1.5% of the outstanding shares of common stock each year for five years.

2.	During the Plan Term, at least 80% of the awards made under the Plan shall be subject to vesting (or exercise) schedules so that such awards shall not vest (or become exercisable) more rapidly than ratably over three years, other than in circumstances such as death, retirement, involuntary termination of employment, or if the award would become vested (or exercisable) upon the achievement of performance objectives over a period of at least one year.

In January 2005, approximately 35.5 million restricted stock units and 2.0 million stock appreciation rights (SARs) (settled only in shares) and stock options were granted under JPMC’s shareholder approved plan as part of employee annual incentive compensation. The restricted stock units and stock appreciation rights vest 50% after two years and 50% after three years. The shares of common stock underlying such awards are the equivalent of approximately 1.1% of JPMC’s outstanding shares of common stock.

In Note 7 to the financial statements for the year ended December 31, 2004, JPMC reported that as of December 31, 2004 the number of restricted stock shares and restricted stock units that were outstanding and unvested was approximately 85.1 million shares. In addition to the above grants, also in January 2005, approximately 26.0 million restricted stock shares and restricted stock units vested or were forfeited. Accordingly, as of January 31, 2005, the number of restricted stock shares and restricted stock units that were outstanding and unvested was approximately 94.6 million shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

Date: May 6, 2005